As filed with the Securities and Exchange Commission on July 1, 2003
Registration Statement No. 333-105338

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Endo Pharmaceuticals Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-4022871
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 Painters Drive
Chadds Ford, Pennsylvania 19317
(610) 558-9800
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Caroline B. Manogue, Esq.

Senior Vice President, General Counsel and Secretary
100 Painters Drive
Chadds Ford, Pennsylvania 19317
(610) 558-9800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Stacy J. Kanter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel.: (212) 735-3000 Fax: (212) 735-2000	Peter J. Loughran, Esq. Debevoise & Plimpton 919 Third Avenue New York, New York 10022 Tel.: (212) 909-6000 Fax: (212) 909-6836

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      The sole purpose of this Amendment is to file exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

PART II

Item 16.     Exhibits

      The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of Endo (incorporated herein by reference to Exhibit 3.1 of the Form 10-Q for the Quarter ended June 30, 2000 filed with the Commission on August 15, 2000).
3.2*	Amended and Restated By-laws of Endo (incorporated herein by reference to Exhibit 3.2 of the Form 10-Q for the Quarter ended March 31, 2003 filed with the Commission on May 14, 2003).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Amendment to Registration Rights Agreement, dated as of June 30, 2003.
10.2	Amended and Restated Employee Stockholders Agreement of Endo Pharmaceuticals Holding Inc., dated as of June 5, 2003.
10.3	Form of Amendment to Amended and Restated Stockholders Agreement of Endo Pharmaceuticals Holdings Inc.
23.1*	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
23.3*	Consent of Murray, Devine & Co., Inc., valuation advisors.
24.1*	Powers of Attorney.

*	Previously filed.

Item 17.     Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 1, 2003.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ CAROL A. AMMON

Name: Carol A. Ammon

Title: Chairman, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement had been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ CAROL A. AMMON Carol A. Ammon	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2003

* Jeffery R. Black	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial & Accounting Officer)	July 1, 2003

* Brian T. Clingen	Director	July 1, 2003

* Michael B. Goldberg	Director	July 1, 2003

* Michael Hyatt	Director	July 1, 2003

* Roger H. Kimmel	Director	July 1, 2003

* Frank J. Loverro	Director	July 1, 2003

* Clive A. Meanwell	Director	July 1, 2003

Signature	Title	Date

* Michael W. Mitchell	Director	July 1, 2003

* Joeseph T. O’Donnell Jr.	Director	July 1, 2003

* David I. Warhaftig	Director	July 1, 2003

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of Endo (incorporated herein by reference to Exhibit 3.1 of the Form 10-Q for the Quarter ended June 30, 2000 filed with the Commission on August 15, 2000).
3.2*	Amended and Restated By-laws of Endo (incorporated herein by reference to Exhibit 3.2 of the Form 10-Q for the Quarter ended March 31, 2003 filed with the Commission on May 14, 2003).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Amendment to Registration Rights Agreements, dated as of June 30, 2003.
10.2	Amended and Restated Employee Stockholders Agreement of Endo Pharmaceuticals Holdings Inc., dated as of June 5, 2003.
10.3	Form of Amendment to Amended and Restated Stockholders Agreement of Endo Pharmaceuticals Holdings Inc.
23.1*	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
23.3*	Consent of Murray, Devine & Co., Inc., valuation advisors.
24.1*	Powers of Attorney.

*	Previously filed.